Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Science Applications International Corporation on Form S-4 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2002. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
August 28, 2002